Exhibit 10.8

Privileged & Confidential

Hayward Holdings, INC.

second Amended and Restated 2017 Equity Incentive Plan

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Second Amended and Restated Hayward Holdings, Inc. 2017 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, Consultants, and other key Persons (including prospective employees, but conditioned on their employment) of Hayward Holdings, Inc., a Delaware corporation (including any successor entity, the “Company”) and any Subsidiary, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such Persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Affiliate” has the meaning set forth in the Stockholders’ Agreement.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, that except to the extent explicitly provided to the contrary, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a Participant, “Cause” as defined in such Participant’s Employment Agreement; provided, that if such Participant does not have an Employment Agreement, “Cause” shall mean (i) conduct by such Participant constituting a material act of misconduct in connection with the performance of his or her duties, including, without limitation, misappropriation of funds or property of the Company or any of its Subsidiaries or Affiliates other than the occasional, customary and de minimis use of Company property for personal purposes; (ii) the Participant’s conviction of a felony or a misdemeanor involving fraud or any misconduct by the Participant that results in material injury or reputational harm to the Company or any of its Subsidiaries and Affiliates; (iii) continued non-performance by the Participant of his or her duties (other than by reason of the Participant’s physical or mental illness, incapacity or disability) which has continued for more than thirty (30) days following written notice from the Board clearly delineating such non-performance; (iv) a material breach by the Participant of any restrictive covenant by the Participant contained in any agreement between the Participant and the Company (including Exhibit B or Appendix B, as applicable, to any Award Agreement); (v) a material violation by the Participant of the Company’s written employment policies in effect from time to time; or (vi) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

“Change of Control” means a Liquidity Event as defined herein.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Class A Common Stock” means the Class A Stock, par value $0.001 per share of the Company subject to adjustments pursuant to SECTION 3.

“Class B Common Stock” means the Class B Stock, par value $0.001 per share of the Company, subject to adjustments pursuant to SECTION 3.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute as from time to time in effect, and related rules, regulations and interpretations.

“Committee” means the Committee referred to in SECTION 2.

“Consultant” means any natural Person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Transaction” means any transaction in which (i) one or more classes of securities issued by the Company are converted into, or exchanged for, securities in another form issued by the Company, any of its direct or indirect subsidiaries, a newly formed parent or affiliated Persons or (ii) the Company merges or otherwise combines with one or more Affiliates of the Company with the Company surviving any such merger or combination.

“Deferral Period” means, with respect to a Restricted Stock Unit, the period of time between the date of grant of such Restricted Stock Unit and the date on which such Restricted Stock Unit is due to be settled in accordance with its terms.

“Effective Date” means the date on which the Plan is approved by the Board as set forth on the final page of the Plan.

“Employment Agreement” means any existing or future employment, services, severance or similar agreement entered into between the Company and/or any of its parent companies or Subsidiaries, or any Affiliates thereof, and a Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” has the meaning set forth in the Stockholders’ Agreement.

“Hayward” means Hayward Industries, Inc.

“IPO” has the meaning set forth in the Stockholders’ Agreement.

“Liquidity Event” has the meaning set forth in the Stockholders’ Agreement. Notwithstanding anything to the contrary herein, an IPO shall not be deemed a Liquidity Event.

“Non-Qualified Stock Option” means any Stock Option that is not an “incentive stock option” as defined in Section 422 of the Code.

“Participant” means an eligible employee or service provider (as provided in SECTION 4) who is granted an Award under the Plan.

“Permitted Transferee” has the meaning set forth in the Stockholders’ Agreement.

“Person” has the meaning set forth in the Stockholders’ Agreement.

“Option” or “Stock Option” means any option to purchase shares of Class B Common Stock granted pursuant to SECTION 5.

“Restricted Stock Award” means an Award granted pursuant to SECTION 6 entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant, which purchase price (if applicable) shall be payable in cash or other form of consideration acceptable to the Committee.

“Restricted Stock Unit” means an Award of phantom stock units to a Participant, which may be settled in cash or stock as determined by the Committee, pursuant to SECTION 8.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Class A Stock and/or the Class B Stock of the Company (as applicable).

“Stockholders’ Agreement” means the Hayward Holdings, Inc. Stockholders’ Agreement, dated as of the date hereof, as it may be amended, modified or amended and restated from time to time.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Unrestricted Stock” means shares of Stock, free of any vesting restrictions, granted pursuant to an Unrestricted Stock Award.

“Unrestricted Stock Award” means an Award of Unrestricted Stock, granted pursuant to SECTION 7.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a)               Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board which shall be comprised of not less than two Directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable).

(b)               Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)                  to select the individuals to whom Awards may from time to time be granted;

(ii)                 to determine the time or times of grant, and the amount, if any, of Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more Participants;

(iii)               to determine the class and the number of shares of Stock to be covered by any Award and, subject to the provisions of SECTION 5(a)(i) below, the price, exercise price, conversion ratio or other price relating thereto;

(iv)               to determine and, subject to SECTION 11, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award (the terms and conditions of which may differ among individual Awards and Participants), and to approve the form of written instruments evidencing the Awards;

(v)                to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)               to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii)              to extend at any time the period in which Stock Options may be exercised;

(viii)             to negotiate, enter into, execute and deliver any Award Agreement (and any amendments or modifications thereto); and

(ix)                at any time to determine, amend, modify, waive, adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem necessary or advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee are conclusive and shall bind all Persons (including, without limitation, Participants and their respective beneficiaries, successors or Permitted Transferees). For the avoidance of doubt, any Awards granted after the date hereof shall be made by the Committee in consultation with the Chief Executive Officer.

(c)               Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award and may include, without limitation, the term of such Award and the provisions applicable in the event employment or service terminates. Each Award under the Plan shall also be subject to the terms and conditions of the Stockholders’ Agreement. By accepting an Award, the Participant agrees to the terms of the applicable Award Agreement, the Plan and the Stockholders’ Agreement.

(d)               Indemnification. To the fullest extent permitted by law, the members and agents of the Committee (solely in their capacities as such and not, for the avoidance of doubt, in their capacity as a Participant) shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage, expense, loss, action, suit, or proceeding (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its articles or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify such persons or hold them harmless.

(e)               Section 409A. Subject to SECTION 10, Awards under the Plan are intended to be exempt from, or comply with, the requirements of Section 409A and shall be construed and administered accordingly. The Committee may establish rules and procedures, consistent with Section 409A, setting forth the circumstances under which the distribution or the receipt of Stock and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant and whether and to what extent the Company may pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a)               Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 95,994.11 shares of Class B Common Stock and 2,949.49 shares of Class A Common Stock, which may be issued as Restricted Stock, subject to adjustment as provided in SECTION 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise), in each case shall be added back to the shares of Stock available for issuance under the Plan.

(b)               Changes in Stock. Subject to SECTION 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and equitable or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c)               Liquidity Events.

(i)                 Subject to and effective immediately prior to the consummation of a Liquidity Event, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award Agreement, provision may be made in connection with the Liquidity Event in the sole discretion of the parties to the Liquidity Event for the assumption or continuation by the successor entity of Awards theretofore granted, or the substitution of such Awards with new awards on substantially equivalent terms of the successor entity or parent thereof, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder).

(ii)                 In the event of a Liquidity Event each Participant shall be permitted, within a specified period of time prior to the consummation of such Liquidity Event as determined by the Committee, to exercise all outstanding Options held by such Participant, to the extent such Options are vested, including those that will become vested and exercisable upon the consummation of such Liquidity Event; provided, however, that the exercise of Options not exercisable prior to such Liquidity Event shall be subject to the consummation of such Liquidity Event and shall be of no effect if the Liquidity Event is not consummated.

(iii)                Notwithstanding anything to the contrary herein, the Company shall have the right, but not the obligation, in connection with a Liquidity Event, to make or provide for a cash payment to Participants holding vested Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to such Liquidity Event multiplied by the number of shares of Stock subject to outstanding Options (to the extent then exercisable, including by reason of vesting acceleration, at prices not in excess of the applicable sale price for the Stock in such Liquidity Event) and (B) the aggregate exercise price of all such outstanding Options (to the extent then exercisable, including by reason of vesting acceleration, at prices not in excess of the per share sales price of such Liquidity Event), subject to the other terms and conditions of such Liquidity Event (such as indemnification obligations and purchase price adjustments) to the extent provided by the parties; provided, that if the value of (B) is greater than the value of (A) upon such Liquidity Event, such Options will be forfeited without consideration by the Participant.

(d)               Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and similar stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. To the extent consistent with the requirements of applicable legal requirements (including applicable stock exchange requirements), any substitute Awards granted under the Plan shall not count against the share limitation set forth in SECTION 3(a), but notwithstanding anything in SECTION 3(a) to the contrary, if any substitute award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Stock, the shares of Stock previously subject to such Award will not be available for future grants under the Plan. The Committee will determine the extent to which the terms and conditions of the Plan apply to substitute awards, if at all.

SECTION 4.	ELIGIBILITY

Participants under the Plan will be such full or part-time officers and other employees, directors, Consultants, and key persons (including prospective employees, but conditioned on their employment) of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that eligibility for Stock Options is limited to individuals described in the first sentence of this SECTION 4 who are providing direct services on the date of grant of the Stock Option to the Company or to a Subsidiary that would be described in the first sentence of Treas. Regs. § 1.409A-1(b)(5)(iii)(E).

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan must be made pursuant to an Award Agreement in such form as the Committee may from time to time approve. Award Agreements need not be identical.

Stock Options granted under the Plan will be Non-Qualified Stock Options.

All Stock Options must be granted on Class B Common Stock, which Class B Common Stock qualifies as “service recipient stock” under the Section 409A Treasury Regulations.

(a)               Terms of Stock Options. The Committee in its discretion may grant Stock Options to eligible employees and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this SECTION 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation, subject to such terms and conditions as the Committee may establish.

(i)                 Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to SECTION 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.

(ii)                Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.

(iii)               Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any such shares unless and until a Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered a certificate representing the shares to the optionee, and the optionee’s name shall have been entered on the books of the Company as a stockholder.

(iv)               Method of Exercise; Payment. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement:

(A)             in cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;

(B)              by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of such optionee’s Stock Options; provided, that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if required by state law;

(C)              if the IPO has occurred, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan; provided, that, to the extent required to avoid variable accounting treatment under ASC 718 or any successor accounting standard or other applicable accounting rules, such surrendered shares if originally purchased from the Company shall have been owned by the optionee for at least six months and one day; provided, further, that such surrendered shares shall be valued at Fair Market Value on the exercise date;

(D)             if permitted by the Committee with respect to Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; and

(E)              if permitted by the Committee, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided, that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. No certificates for shares of Stock so purchased will be issued to the optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including without limitation (i) receipt of a representation from the optionee at the time of exercise of the Option that such optionee is purchasing the shares for the optionee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate representing the shares to evidence the foregoing restrictions, and (iii) obtaining from the optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to such optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(b)               Non-Transferability of Stock Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his or her Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Option.

SECTION 6.	RESTRICTED STOCK AWARDS

(a)               Nature of Restricted Stock Awards. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. The grant of a Restricted Stock Award is contingent on the Participant executing an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Participants, all of whom must be eligible Persons under SECTION 4 hereof.

(b)               Rights as a Stockholder. Upon execution of an Award Agreement and payment of any applicable purchase price, a Participant of Restricted Stock shall be considered the record owner of the shares of Restricted Stock, and shall be entitled to vote such shares of Restricted Stock unless otherwise specified in the Company’s certificate of incorporation or the applicable Award Agreement. Except as otherwise provided for in any Award Agreement or waiver letter, the Participant shall be entitled to receive all dividends and any other distributions declared on the shares of Restricted Stock; provided, however, that the Company shall not be obligated to declare any such dividends or to make any such distribution. The Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in SECTION 6(d), and the Participant shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(c)              Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to SECTION 13 below, in writing after the Award Agreement is issued, if any, if a Participant’s employment (or other service relationship) with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Restricted Stock Award at such purchase price as is set forth in the Award Agreement.

(d)              Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

(e)               Section 83(b) Election. Except if provided otherwise in the Award Agreement, as a condition subsequent to the issuance or transfer to the Participant of Restricted Stock, the Participant will be required within thirty (30) days following the grant of a Restricted Stock Award to execute and deliver to the Internal Revenue Service, with a copy thereof to the Company, an election under Section 83(b) of the Code (to the extent such Restricted Stock is subject to a substantial risk of forfeiture as of the date of the Restricted Stock Award).

SECTION 7.	UNRESTRICTED STOCK AWARDS

(a)              Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) to a Participant under SECTION 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Participant.

(b)              Requests to Receive Unrestricted Stock In Lieu of Compensation. Upon the request of an eligible Person under SECTION 4 hereof and with the consent of the Committee, to be approved in its sole discretion, each such Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of any cash compensation otherwise due to such Participant in the form of shares of Unrestricted Stock either currently or on a deferred basis; provided, that any such request and election, if approved by the Committee, be structured to comply with or be exempt from Section 409A of the Code.

(c)               Restrictions on Transfers. The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.	RESTRICTED STOCK UNITS

(a)               Nature of Restricted Stock Units. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship), achievement of pre-established performance goals and objectives and/or other such criteria as the Committee may determine. The grant of Restricted Stock Unit(s) is contingent on the Participant executing an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, shall be consistent with Section 409A, and such terms and conditions may differ among individual Awards and Participants. At the end of the Deferral Period applicable to any Restricted Stock Unit, such Restricted Stock Unit, to the extent vested, shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement.

(b)              Election to Receive Restricted Stock Units in Lieu of Compensation. The Committee may, in its sole discretion, permit a Participant to elect to receive a portion of any future cash compensation otherwise due to such Participant in the form of a Restricted Stock Unit. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with Section 409A and such other rules and procedures established by the Committee. Upon any such election, any such future cash compensation shall be converted to a fixed number of Restricted Stock Unit(s) based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred through conversion into the Restricted Stock Unit(s). The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

(c)              Rights as a Stockholder. A Participant shall have the rights of a stockholder only as to shares of Stock, if any, acquired upon settlement of a Restricted Stock Unit. A Participant shall not be deemed to have acquired any such shares unless and until a Restricted Stock Unit shall have been settled in Stock pursuant to the terms hereof, the Company shall have issued and delivered a certificate representing the shares of Stock to the Participant, and the Participant’s name shall have been entered in the books of the Company as a stockholder.

(d)              Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and any Subsidiary for any reason.

SECTION 9.	TAX WITHHOLDING

(a)               Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on any such tax withholding obligations being satisfied by the Participant.

(b)               Payment in Stock. Subject to approval by the Committee, a Participant may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 10.	CODE SECTION 409A.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s date of separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

SECTION 11.	Covered Transaction

(a)               In the event of a Covered Transaction (including a Covered Transaction undertaken in connection with an IPO), outstanding Awards shall be subject to the agreement or arrangement governing the terms of the Covered Transaction, which may provide, without limitation, for (A) the assumption or substitution of Awards with awards on substantially equivalent terms by an acquiring or surviving entity (which may include requiring Participants holding unvested Options, Restricted Stock Awards and/or Restricted Stock Units to exchange or convert such unvested Award(s) for equity securities or other assets or rights that may include, but are not limited to, awards to acquire the same consideration paid to or received by the stockholders or the Company, as the case may be, pursuant to the Covered Transaction) or (B) a cash-out of Awards, based on the value ascribed to the Company’s equity securities in the Covered Transaction (including for no payment if the Fair Market Value of an Award is zero at the time of the Covered Transaction).

(b)               The Committee may provide that Awards held by different Participants, or different portions of an Award or Awards held by a Participant, shall be treated differently in connection with a Covered Transaction.

(c)               Nothing in this SECTION 11 shall limit the rights of the Company or any of its Permitted Transferees under the Stockholders’ Agreement.

SECTION 12.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)               a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)               an approved leave of absence for military service, sickness or disability, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan; provided, that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under the Plan for the purpose of satisfying changes in law or for any other lawful purpose), but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Awards and by granting such holders new Awards in replacement of the cancelled Awards. To the extent determined by the Committee to be required by applicable law, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders.

SECTION 14.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder; provided, that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.	GENERAL PROVISIONS

(a)              No Distribution; Compliance with Legal Requirements. The Committee may require each Person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such Person is acquiring the shares of Stock without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)              Delivery of Stock Certificates. Stock certificates to Participants under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company.

(c)               Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or service relationship with the Company or any Subsidiary. No holder of an Award shall have any rights as a stockholder except as to shares of Stock actually issued under the Plan.

(d)              Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e)               Loans to Award Recipients. The Company shall have the authority, to the extent permitted by law, to make loans to recipients of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

(f)               Designation of Beneficiary. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the Participant’s death or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.

(g)              Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any of its Affiliates has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(h)              Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award Agreement, none of the Company or any of its Affiliates, or any Person acting on behalf of the Company or any of its Affiliates, shall be liable to any Participant, to the estate, or any beneficiary or Permitted Transferee of any Participant or to any other Person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A, by reason of Section 4999 of the Code, except if such failure is attributable to the gross negligence of the Company, any of its Affiliates or any Person acting on behalf of the Company or any of its Affiliates.

(i)                Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Subsidiaries may be settled in Stock if the Committee so determines, in which case the shares of Stock delivered will be treated as awarded under the Plan (and will reduce the number of shares of Stock thereafter available under the Plan in accordance with the rules set forth in SECTION 3).

(j)                Legend. Any certificate(s) representing shares of Stock shall carry substantially the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Hayward Holdings, Inc. 2017 Equity Incentive Plan and any agreement entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

SECTION 16.	EFFECTIVE DATE OF PLAN

The Plan shall become effective upon approval of the Board in accordance with applicable state law and the Company’s bylaws and certificate of incorporation. Stock Options and other Awards may only be granted hereunder on and after adoption of the Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date.

SECTION 17.	Establishment of Sub-Plans

The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, tax or other laws of any jurisdiction. The Committee will establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Committee’s discretion under the Plan as it deems necessary or desirable and (b) such additional terms and conditions as it deems in good faith to be necessary or appropriate, which may supersede contrary terms in the Stockholders’ Agreement, the Plan or an applicable Award Agreement. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the applicable jurisdiction (as determined by the Committee).

SECTION 18.	Entire Agreement

The Plan, any applicable Award Agreements and the Stockholders’ Agreement constitute the entire agreement with respect to the subject matter hereof and thereof. In the event of any inconsistency between the Plan and an Award Agreement, the terms and conditions of the Plan shall control.

SECTION 19.	GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

DATE APPROVED BY THE BOARD OF DIRECTORS:            August 4, 2017

DATE AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: November 22, 2019